E.L. "Buster" Hunsaker III

Consulting Geologist

P.O. Box 2021

Elko, Nevada 89803

Office: 775-934-7484                                        email: hunsinc@rabbitbrush.com                                                         Fax: 775-778-0510

OFFERING A WIDE RANGE OF FIELD CAPABILITIES AND EXPERIENCE.

 FROM EXPLORATION PROJECT WORK TO GEOTECHNICAL AND ENVIRONMENTAL MONITORING IN THE WESTERN UNITED STATES AND INTERNATIONALLY.

EXPERIENCE

May 1995 to Present:

Consulting Geologist, Hunsaker, Inc.

Major Clients:

All Points North Surveying and Mapping, SRK Consulting Engineers and Scientists (United States and Canada), Harrods Natural Resources, Inc., Kennecott Exploration Company; Barrick Gold Exploration, Incorporated; Western Exploration, Inc; Watts, Griffis, and McOuat Limited; Oro Nevada Resources Inc.; Granges (U.S.) Incorporated; Pan American Silver Corp.; White Knight Gold (U.S.); Vista Gold; Yamana Resources Incorporated; Newmont Exploration Ltd.; Atlas Precious Metals, Incorporated; Independence Mining Company, Incorporated (AngloGold).

Property evaluation and recommendation

Detailed, outcrop style geologic mapping

Prospect generation

Project design and implementation including geologic mapping, geochemical sampling, and drilling.

Data evaluation and compilation

Program Evaluation

Geotechnical Services

  Water sampling programs for water quality monitoring programs

  Geotechnical drilling including core collection, field and lab fracture measurement, and soils/rock descriptions for remedial and future project designs

  Piezometer, water well, and Thermistor installations

  Surveying: both conventional and GPS (including data reduction and final drawings)

International Projects Include:

March 2002 to Apr 2002

SRK Consulting Engineers and Scientists

Field installation of geotechnical monitoring program for tails dam at remote Northwest Territories (Canada), mine site.

July 2000 to Nov 2001

Harrods Natural Resources, Inc., Consultant and Director of Exploration Mongolia

Follow-up geologic examination of identified prospects and targets on established licenses.  Coordinate and provide technical oversight and direction for ongoing Mongolian gold and copper exploration projects.  Principal geologist during the development and implementation of countrywide generative gold program.  Specific gold target concepts included epithermal type structurally controlled systems, sediment-hosted (Carlin type) systems, granitoid-hosted systems, and alkalic intrusive-hosted systems.  Director of Exploration responsibilities included all phases of the exploration program including management of local and expatriate technical and office staff, country mandated technical reporting, business activities, and legal activities.

Oct 1995 to March 1996

Yamana Resources Incorporated, Southern Patagonia Region – Argentina

Based in remote camp in southern Patagonia Region.  Follow up geologic examinations (mapping and sampling) and recommendations for identified prospects.  Utilized remote sensing Landsat tools to identify new prospects.  Competed second phase of reverse circulation drilling on volcanic-hosted target.

May 1993 to May 1995

Project Geologist, Newmont Exploration Ltd. Carlin, Nevada

Identified targets via geologic mapping and geochemical sampling.   Supervised and assisted with exploration program to evaluate deep targets around the Post-Betze deposit.  Worked as part of Carlin Trend Exploration Group responsible for 10 million-ounce gold additions to reserve base. Part of generative group, responsible for transfer and implementation of NEL Great Basin Exploration to Carlin.

Sept 1987 to May 1993

Senior Geologist, Atlas Precious Metals, Incorporated

Designed, developed and completed gold exploration programs in Nevada, Idaho, and Oregon. Duties included prospecting, property evaluation and prospect generation in Battle Mountain-Eureka Trend.   Principal geologist responsible for discovery and evaluation of Musgrove Project (450,000 ounce gold), Idaho.  Part of team that examined and evaluated potential prospects, joint venture opportunities, and exploration programs as part of larger Caribbean Basin Exploration program.

June 1986 to Sept 1987

Chief Mine Geologist, Echo Bay Minerals Company, Borealis Mine, Hawthorne, NV

Part of project team that developed and brought Freedom Flats gold ore deposit to production.  Mine responsibilities included geologic reserve evaluation, pit mapping, geotechnical monitoring, and claim block exploration.

March 1986 to June 1986

Exploration Geologist, Echo Bay (Tenneco) Minerals Company

Detailed mapping on 6 square miles adjacent to McCoy and Cove gold deposits, Battle Mountain-Eureka Trend, Lander County, Nevada.

June 1985 to Sept 1985

Geologist (Temporary), Atlas Precious Metals, Incorporated, Reno, Nevada

Prospect evaluations of sediment-hosted targets in Great Basin.

May 1984 to Sept 1984

Geologist (Temporary), Atlas Precious Metals, Incorporated, Reno, Nevada

Surface core drilling, surface mapping, and plane table mapping of high-grade gold vein target in Colorado.

Jan 1983

 to Sept 1983

Consulting Geologist, Mineral Research Services, Reno, Nevada

Prospect evaluation and generation throughout Great Basin.

Nov 1981to Sept 1982

Staff Geologist, Inspiration Development Company, Grand Junction, Colorado

Assisted with project evaluation and exploration for carbonate-hosted base metal targets and Proterozoic greenstone gold targets.

COMPUTER SKILLS AND REGISTERED SOFTWARE

Arcview

AutoCAD

Database Proficient (Access and DBF)

Standard Office Software (Word, Excel, Lotus, PowerPoint)

EDUCATION

1981

B.S.  Geological Engineering, Colorado School of Mines, Golden, Colorado

1988

M.S. Economic Geology, Colorado State University, Fort Collins, Colorado

Geology and Gold Potential East of the Vulcan Mine, Gunnison and Saguache Counties, Colorado

PUBLICATIONS

Shaddrick, D.R., Kizis, J.A., and Hunsaker III, E.L., 1990, Field guide for trip no. 5, Geology and ore deposits of the northeastern Great Basin; for GSN Symposium on Geology and Ore Deposits of the Great Basin.

Shaddrick, D.R., Hunsaker, E.L., Hafen, P., and Buffa, R., 1988, Precious Metal Deposits of West-Central Nevada, Guidebook for Field Trip No. 3; for AIME International Meeting on Gold Exploration: Techniques, Concepts, and Problems.